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                                                                    Exhibit 12.1

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                FOR THE YEARS ENDED DECEMBER 31,
                                         ----------------------------------------------------------------------------
                                            2003             2002             2001             2000            1999
                                         ---------        ---------        ---------        ---------        --------
                                                                         (IN THOUSANDS)
FIXED CHARGES:
  Gross interest expense                 $  15,642        $  15,373        $  15,034        $  25,100        $ 25,167
  Interest portion of rent expense             129              122               46               40              28
                                         ---------        ---------        ---------        ---------        --------
                                            15,771           15,495           15,080           25,140          25,195

EARNINGS:
  Income (loss) before taxes               205,999          109,586          189,404          127,743          36,369
  Plus: fixed charges                       15,771           15,495           15,080           25,140          25,195
  Less: capitalized interest                (7,300)          (7,975)         (12,042)         (13,739)        (11,860)
                                         ---------        ---------        ---------        ---------        --------
                                         $ 214,470        $ 117,106        $ 192,442        $ 139,144        $ 49,704

RATIO OF EARNINGS TO FIXED CHARGES            13.6x             7.6x            12.8x             5.5x            2.0x
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